Exhibit 10.1
ALPHA & OMEGA SEMICONDUCTOR LIMITED
2018 OMNIBUS INCENTIVE PLAN
(As amended and restated effective November 7, 2019)
ARTICLE I

GENERAL PROVISIONS
1.1    PURPOSE OF THE PLAN
This 2018 Omnibus Incentive Plan (the “Plan”) is intended to promote the interests of Alpha and Omega Semiconductor Limited, a company incorporated and existing under the laws of the Islands of Bermuda, by providing eligible persons in the Company’s employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to continue in such employ or service.
The Plan serves as the successor to the Company’s 2009 Share Option/Share Issuance Plan (the “Predecessor Plan”), and no further awards shall be made under the Predecessor Plan on or after the Plan Effective Date. All awards outstanding under the Predecessor Plan on the Plan Effective Date shall remain outstanding under the Predecessor Plan and shall continue to be governed solely by the terms of the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards.
Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
1.2    TYPES OF AWARDS
Awards may be made under the Plan in the form of (i) options, (ii) share appreciation rights, (iii) share awards, (iv) restricted share units, (v) dividend equivalent rights and (vi) other share-based awards.
1.3    ADMINISTRATION OF THE PLAN
(a)    The Compensation Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to such persons. To the extent permitted by law, the Board or the Compensation Committee may delegate any or all of its authority to administer the Plan with respect to one or more classes of eligible persons (other than Section 16 Insiders) to one or more officers of the Company.

(b)    Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.
(c)    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full authority to determine (i) which eligible persons are to receive Awards under the Plan, (ii) the type, size, terms and conditions of the Awards to be made to each Participant, (iii) the time or times when those Awards are to be made, (iv) the number of shares or amount of payment to be covered by each such Award, (v) the time or times when the Award is to become exercisable, (vi) the status of an option for U.S. federal tax purposes, (vii) the maximum term for which an Award is to remain outstanding, (viii) the vesting and issuance schedules applicable to the shares which are the subject of the Award, (ix) the cash consideration (if any) payable for those shares and the form (cash or Common Shares) in which the Award is to be settled, and (x) with respect to performance-based Awards, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, and the payout schedule for each such Award.
(d)    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any Award thereunder.
(e)    Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.
1.4    ELIGIBILITY
(a)    The persons eligible to participate in the Plan are as follows:
(i)    Employees,
(ii)    Non-Employee Directors and non-employee members of the board of any Parent or Subsidiary, and
(iii)    consultants and other independent advisors who provide services to the Company (or any Parent or Subsidiary).

1.5    SHARES SUBJECT TO THE PLAN
(a)    The shares issuable under the Plan shall be authorized but unissued or reacquired Common Shares, including shares repurchased by the Company on the open market. The number of Common Shares initially reserved for issuance over the term of the Plan shall be limited to Two Million Sixty-Five Thousand (2,065,000) shares, subject to adjustment pursuant to Section 1.5(e) and Section 1.5(f). The share reserve is comprised of (i) the share reserve available on the Plan Effective Date and (ii) the Eight Hundred Thousand (800,000)-share increase approved by the Board on September 10, 2019 subject to shareholder approval at the 2019 Annual Shareholders Meeting.
(b)    Subject to adjustment pursuant to Section 1.5(f), the maximum number of Common Shares that may be issued pursuant to Incentive Options granted under the Plan shall be Two Million Sixty-Five Thousand (2,065,000).
(c)    Subject to adjustment pursuant to Section 1.5(f), the maximum number of Common Shares for which Awards that are settled in shares may be made to any person under the Plan in any fiscal year shall not exceed Eight Hundred Thousand (800,000) shares in the aggregate.
(d)    The maximum aggregate number of Common Shares for which Awards may made to any Non-Employee Director under the Plan in any calendar year, taken together with any cash retainer paid to such Non-Employee Director in respect of such calendar year, shall not exceed $750,000 ($1,000,000 in the calendar year in which the Non-Employee Director is initially elected or appointed to the Board) in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid on any Common Shares or Awards).
(e)    Common Shares subject to outstanding Awards (including awards granted under the Predecessor Plan) shall be available for subsequent award and issuance under the Plan to the extent those Awards expire, are forfeited or cancelled or terminate for any reason prior to the issuance of the Common Shares subject to those Awards or are settled in cash. Upon the exercise of any share appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised. Should the exercise price of an option or any Withholding Taxes incurred in connection with the exercise of an option or share appreciation right under the Plan be paid with Common Shares (whether through the withholding of a portion of the otherwise issuable shares or through the tender of actual outstanding shares), then in each such case, the shares so tendered or withheld shall not be added to the Common Shares available for grant under the Plan. If Common Shares otherwise issuable under the Plan are withheld by the Company in satisfaction of the Withholding Taxes incurred in connection with the vesting or settlement of an Award (including an award granted under the Predecessor Plan) other than an option or share appreciation right, then in each such case the Common Shares so tendered or withheld shall be added back to the Common Shares available for issuance under the Plan.

(f)    Should any change be made to the Common Shares by reason of any share split, share dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary distribution (whether in cash, securities or other property) or other change affecting the outstanding Common Shares as a class without the Company’s receipt of consideration, or should the value of outstanding Common Shares be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan in any fiscal year, (iii) the maximum number and/or class of securities that may be issued pursuant to Incentive Options, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Plan (including awards under the Predecessor Plan) and the consideration (if any) payable per share, and (v) the number and/or class of securities subject to cancellation or the Company’s outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding and conclusive. In addition, in the event of a Change in Control, the provisions of Section 2.7 shall apply.
(g)    Awards may, in the sole discretion of the Plan Administrator, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the share limit (nor shall Substitute Awards be added to the share limit as provided above); provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Options within the meaning of Section 422 of the Code shall be counted against the aggregate number of Common Shares available for Awards of Incentive Options under the Plan. Subject to applicable stock exchange requirements, available shares under a shareholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce (or be added back to) the number of Common Shares available for issuance under the Plan.
(h)    Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
ARTICLE 2

AWARDS
2.1    OPTIONS

(a)    Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant Incentive Options and Non-Statutory Options evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below. Each agreement evidencing an Incentive Option shall, in addition, be subject to the provisions of Section 2.1(f) below.
(b)    Exercise Price.
(i)    The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per Common Share on the grant date.
(ii)    The exercise price shall be payable in one or more of the following forms as determined by the Plan Administrator and specified in the Award Agreement:
(A)    cash or check made payable to the Company,
(B)    Common Shares (whether delivered in the form of actual share certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,
(C)    Common Shares otherwise issuable under the option but withheld by the Company in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the Exercise Date, or
(D)    to the extent the option is exercised for vested Common Shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.
Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
(iii)    The Plan Administrator shall have the discretion (exercisable at any time) to permit the exercise price of an outstanding option to be paid in one or more of the forms specified in Section 2.1(b)(ii).

(c)    Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.
(d)    Effect of Termination of Service.
(i)    The following provisions shall govern the exercise of any options that are outstanding at the time of the Participant’s cessation of Service or death:
(A)    Any option outstanding at the time of the Participant’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.
(B)    Any option held by the Participant at the time of the Participant’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the option is transferred pursuant to the Participant’s will or the laws of inheritance or by the Participant’s designated beneficiary or beneficiaries of that option.
(C)    Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding options, then all of those options shall terminate immediately and cease to be outstanding.
(D)    During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable. No additional shares shall vest under the option following the Participant’s cessation of Service except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Participant. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.
(ii)    The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
(A)    extend the period of time for which the option is to remain exercisable following the Participant’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term;
(B)    include an automatic extension provision whereby the specified post-Service exercise period in effect for any option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option; and/or
(C)    permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Common Shares for which such option is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.
(e)    Early Exercise. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested Common Shares. Should the Participant cease Service while holding unvested shares received upon such early exercise of an option, the Company shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per Common Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
(f)    Incentive Options. The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.1(f), all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section 2.1(f).
(i)    Eligibility. Incentive Options may only be granted to Employees.
(ii)    Dollar Limitation. The aggregate Fair Market Value of the Common Shares (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).
To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.
(iii)    10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Common Share on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

2.2    SHARE APPRECIATION RIGHTS
(a)    Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant share appreciation rights evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.
(b)    Types. Two types of share appreciation rights shall be authorized for issuance under this Section 2.2: (i) tandem share appreciation rights (“Tandem Rights”) and (ii) stand-alone share appreciation rights (“Stand-alone Rights”).
(c)    Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.
(i)    One or more Participants may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for Common Shares or the surrender of that option in exchange for a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.
(ii)    Any distribution to which the Participant becomes entitled upon the exercise of a Tandem Right may be made in (i) Common Shares valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and Common Shares, as specified in the applicable Award Agreement.
(d)    Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:
(i)    One or more Participants may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall relate to a specified number of Common Shares and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date.
(ii)    Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the Common Shares underlying the exercised right over (ii) the aggregate base price in effect for those shares.
(iii)    The number of Common Shares underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying Common Share on the grant date.

(iv)    The distribution with respect to an exercised Stand-alone Right may be made in (i) Common Shares valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and Common Shares, as specified in the applicable Award agreement.
(v)    The holder of a Stand-alone Right shall have no shareholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the Common Shares issued upon the exercise of such Stand-alone Right.
(e)    Post-Service Exercise. The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the Participant’s Service shall be substantially the same as those set forth in Section 2.1(d) for the options granted under the Plan, and the Plan Administrator’s discretionary authority under Section 2.1(d)(ii) shall also extend to any outstanding Tandem Rights and Stand-alone Appreciation Rights.
2.3    SHARE AWARDS
(a)    Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant share awards either as vested or unvested Common Shares, through direct and immediate issuances. Each share award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.
(b)    Consideration.
Common Shares may be issued under a share award for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:
(i)    cash or check made payable to the Company,
(ii)    past services rendered to the Company (or any Parent or Subsidiary); or
(iii)    any other valid consideration under the Companies Act 1981 of Bermuda, as amended.
(c)    Vesting Provisions.
(i)    Share awards may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant’s period of Service and/or upon the attainment of specified performance objectives.
(ii)    The Plan Administrator shall also have the discretionary authority to structure one or more share awards so that the Common Shares subject to those Awards shall vest upon the achievement of pre-established performance objectives based on one or more

Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award. The elements of the vesting schedule applicable to any share award shall be determined by the Plan Administrator and incorporated into the Award Agreement.
(iii)    Should the Participant cease to remain in Service while holding one or more unvested Common Shares issued under a share award or should the performance objectives not be attained with respect to one or more such unvested Common Shares, then those shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Company shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.
(iv)    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested Common Shares which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the Common Shares as to which the waiver applies.
(v)    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested Common Shares by reason of any share dividend, share split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Shares as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested Common Shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate, unless and to the extent the Plan Administrator determines at the time to vest and distribute such securities or other property. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Company for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.
2.4    RESTRICTED SHARE UNITS
(a)    Authority. The Plan Administrator shall have the full power and authority, exercisable in its sole discretion, to grant restricted share units evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such agreement shall not be inconsistent with the terms specified below.
(b)    Terms. Each restricted share unit award shall entitle the Participant to receive the shares underlying that Award (or an amount based on the value of the shares) upon vesting or upon the expiration of a designated time period following the vesting of the Award. Payment of shares underlying a restricted share unit award may be deferred for a period specified by the Plan Administrator at the time the restricted share unit award is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A. Restricted share units subject to performance vesting may also be structured so that the underlying shares are convertible into Common Shares (or a payment based on the value of the shares), but the rate at which each share is to so convert shall be based on the attained level of performance for each applicable performance objective.
(c)    Vesting Provisions.
(i)    Restricted share units may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives.
(ii)    The Plan Administrator shall also have the discretionary authority to structure one or more restricted share unit awards so that the Common Shares subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.
(iii)    Outstanding restricted share units shall automatically terminate without any payment if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding Awards of restricted share units as to which the designated performance goals or Service requirements have not been attained or satisfied.
(d)    Payment. Restricted share units that vest may be settled in (i) cash, (ii) Common Shares valued at Fair Market Value on the payment date or (iii) a combination of cash and Common Shares, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement.
2.5    DIVIDEND EQUIVALENT RIGHTS
(a)    Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant dividend equivalent rights evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that the terms of each such agreement shall not be inconsistent with the terms specified below.
(b)    Terms. The dividend equivalent rights may be granted as stand-alone awards or in tandem with other Awards made under the Plan, except dividend equivalent rights shall not be granted in connection with an option or share appreciation right. The term of each dividend equivalent right award shall be established by the Plan Administrator at the time of grant, but no such award shall have a term in excess of ten (10) years.

(c)    Entitlement. Each dividend equivalent right shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than Common Shares), which is made per issued and outstanding Common Share during the term the dividend equivalent right remains outstanding. A special account on the books of the Company shall be maintained for each Participant to whom a dividend equivalent right is granted, and that account shall be credited per dividend equivalent right with each such dividend or distribution made per issued and outstanding Common Share during the term of that dividend equivalent right remains outstanding.
(d)    Timing of payment. Payment of the amounts credited to such book account shall not be made to the Participant prior to the vesting of that Award (or the portion thereof to which the dividend equivalent right award relates) and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award. Payment may be deferred for a period specified by the Plan Administrator at the time the dividend equivalent right award is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A.
(e)    Form of payment. Payment of the amounts due with respect to dividend equivalent rights may be made in (i) cash, (ii) Common Shares or (iii) a combination of cash and Common Shares, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement. If payment is to be made in the form of Common Shares, the number of Common Shares into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per Common Share on the date of conversion, a prior date or an average of the Fair Market Value per Common Share over a designated period, as determined by the Plan Administrator in its sole discretion.
2.6    OTHER SHARE-BASED AWARDS
The Plan Administrator may grant other Awards denominated in Common Shares (including performance shares or performance units) under the Plan, alone or in tandem with other Awards, in such amounts as the Plan Administrator shall from time to time in its sole discretion determine. Each Other Share-Based Award granted under the Plan shall be evidenced by an Award Agreement in the form approved by the Plan Administrator. Each Other Share-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
2.7    EFFECT OF CHANGE IN CONTROL
(a)    In the event of a Change in Control, each outstanding Award, as determined by the Plan Administrator in its sole discretion, may be (i) assumed by the successor corporation (or parent thereof), (ii) canceled and substituted with an Award granted by the successor corporation (or parent thereof), (iii) otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (iv) replaced with a cash retention program of the Company or any successor corporation (or parent thereof) which preserves the spread existing on the unvested Award shares subject to the Award at the time of the Change in

Control (the excess of the Fair Market Value of those shares over the aggregate purchase price payable for such shares) and, subject to Section 2.7(c) below, provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those unvested Award shares.
(b)    To the extent an outstanding Award is not assumed, substituted, continued or replaced in accordance with Section 2.7(a), such Award shall automatically vest in full immediately prior to the effective date of the Change in Control, unless the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the grant of the Award. The Plan Administrator in its sole discretion shall have the authority to provide that to the extent any such Award, as so accelerated, remains unexercised and outstanding on the effective date of the Change in Control, such Award shall terminate and cease to be outstanding. The holder of such Award shall become entitled to receive, upon consummation of the Change in Control and subject to Section 2.7(c), a lump sum cash payment in an amount equal to the product of (i) number of Common Shares subject to such Award and (ii) the excess of (a) the Fair Market Value per Common Share on the date of the Change in Control over (b) the per share exercise price, base price or purchase price in effect for such Award. However, any such Award shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per Common Share on the date of such Change in Control is less than the per share exercise price, base price or purchase price in effect for such Award. Notwithstanding the foregoing, if any Award is subject to a performance-vesting condition tied to the attainment of one or more specified performance goals, and such Award is not to be so assumed, substituted, continued, or replaced, that Award shall vest based on actual performance attainment as of the date of the Change in Control or on a pro-rated basis for time elapsed in the ongoing performance period based on target level, immediately prior to the effective date of the actual Change in Control transaction, and the Common Shares underlying the portion of the Award that vests on such accelerated basis shall be issued in accordance with the applicable Award Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Award Agreement.
(c)    The Plan Administrator shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the definitive agreement effecting the Change in Control shall apply to any cash payment made pursuant to Section 2.7(a) or Section 2.7(b) to the same extent and in the same manner as such provisions apply to a holder of a Common Shares.
(d)    Immediately following the consummation of the Change in Control, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.
(e)    In the event of any Change in Control, the Plan Administrator in its sole discretion may determine that all outstanding repurchase or cancellation rights (i) are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) are to be terminated and the Common Shares subject to those terminated rights are to immediately vest in full, unless such accelerated vesting is precluded by limitations imposed by the Plan Administrator at the time the right is issued.
(f)    Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the Common Shares subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price or cash consideration payable per share in effect under each outstanding Award, provided the aggregate exercise or base price or cash consideration in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities for which Incentive Options may be granted under the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year and (v) the number and/or class of securities subject to the Company’s outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Company’s outstanding Common Shares receive cash consideration for their Common Shares in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Plan and subject to the Plan Administrator’s approval, substitute, for the securities underlying those assumed Awards, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per Common Shares in such Change in Control transaction.
(g)    The Plan Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to structure such Award so that the shares subject to such Award will automatically vest on an accelerated basis should the Participant’s Service terminate by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control in which the Award is assumed or otherwise continued in effect and the repurchase rights applicable to those shares do not otherwise terminate.
(h)    The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.
2.8    REPRICING PROGRAMS
The Plan Administrator shall not have the discretionary authority, except pursuant to Section 1.5(g), to (i) implement cancellation/regrant programs pursuant to which outstanding options or share appreciation rights under the Plan are cancelled and new options or share appreciation rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding options or share appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per Common Share for consideration payable in cash or in equity securities of the Company (except in the case of a Change in Control) or (iii) reduce the exercise or base price in effect for outstanding options or share appreciation rights under the Plan, in any case without shareholder approval.

ARTICLE 3
MISCELLANEOUS
3.1    DEFERRED COMPENSATION
(a)    The Plan Administrator may, in its sole discretion, structure one or more Awards (other than options and share appreciation rights) so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.
(b)    The Plan Administrator may implement a non-employee Board member retainer fee deferral program under the Plan so as to allow the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into restricted share units under the Plan that will defer the issuance of the Common Shares that vest under those restricted share units until a permissible date or event under Code Section 409A. If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.
(c)    To the extent the Company maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in Common Shares, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any Common Shares that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-share basis for each Common Shares issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.
3.2    TRANSFERABILITY OF AWARDS
The transferability of Awards granted under the Plan shall be governed by the following provisions:
(a)    Incentive Options. During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant’s death.

(b)    Other Awards. All other Awards shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more such Awards so that the Award may be assigned in whole or in part during the Participant’s lifetime to one or more Family Members of the Participant or to a trust established exclusively for the Participant and/or such Family Members, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion of an Award may only be exercised (if applicable) by the person or persons who acquire a proprietary interest in the Award pursuant to the assignment. The terms applicable to the assigned portion of the Award shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
(c)    Beneficiary Designation. Notwithstanding the foregoing, a Participant may, to the extent permitted by the Plan Administrator, designate one or more persons as the beneficiary or beneficiaries of some or all of his or her outstanding Awards, and those Awards shall, in accordance with such designation and to the extent valid under applicable law, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which the Award may be exercised (if applicable) following the Participant’s death.
3.3    SHAREHOLDER RIGHTS
A Participant shall not have any of the rights of a shareholder (including the right to vote or receive dividends) with respect to Common Shares covered by an Award until the Participant becomes the holder of record of such shares. A Participant may be granted the right to receive dividend equivalents under Section 2.5 with respect to one or more outstanding Awards. However, any dividend or dividend equivalent payable in connection with an unvested Award shall not be paid until and unless the underlying Award vests and shall be subject to risk of forfeiture to the same extent as the underlying Award.
3.4    TAX WITHHOLDING
The Company’s obligation to deliver Common Shares, other securities or cash upon the exercise, issuance, vesting or settlement of an Award under the Plan shall be subject to the satisfaction of all applicable Withholding Tax requirements. The Company (or any Parent or Subsidiary employing or retaining the Participant) shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Shares, other securities or other property) of any required Withholding Taxes in respect of an Award and to take such other action as may be necessary in the opinion of the Plan Administrator to satisfy all obligations for the payment of such Withholding Taxes. Without limiting the generality of the foregoing, the Plan Administrator may, in its sole discretion, permit a Participant to satisfy the foregoing Withholding Tax liability in whole or in part by (A) the delivery of Common Shares previously acquired by such individual (other than in connection with the exercise, issuance, vesting or settlement triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the Withholding Taxes or having the Company withhold, from the Common Shares otherwise issuable upon the issuance, exercise, vesting or settlement of such Award, a portion of those shares with an aggregate Fair Market Value at the time of delivery equal to the Withholding Taxes, in each case at a withholding rate determined by the Plan Administrator but in no event to exceed the maximum statutory rate applicable to the Participant.
3.5    SHARE ESCROW/LEGENDS
Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Company until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.
3.6    EFFECTIVE DATE AND TERM OF THE PLAN
(a)    The Plan became effective on the Plan Effective Date. The Plan was amended and restated by the Board on September 10, 2019, subject to shareholder approval at the 2019 Annual Shareholders Meeting to increase the share reserve.
(b)    The Plan shall terminate upon the earliest to occur of (i) the date immediately preceding the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares, (iii) the termination of all outstanding Awards in connection with a Change in Control, or (iii) the termination of the Plan by the Board. Should the Plan terminate under subsection (i) above, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.
3.7    TERMINATION AND AMENDMENT OF THE PLAN
(a)    The Board shall have complete and exclusive power and authority to terminate the Plan at any time. The Board shall also have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to shareholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Shares are at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification.
(b)    The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which Awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the Awards are made.

(c)    Awards may be made under the Plan that involve Common Shares in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of Common Shares available for issuance under the Plan is sufficiently increased by shareholder approval of an amendment of the Plan authorizing such increase. If such shareholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.
3.8    USE OF PROCEEDS
Any cash proceeds received by the Company from the sale of Common Shares under the Plan shall be used for general corporate purposes.
3.9    REGULATORY APPROVALS
(a)    The implementation of the Plan, the granting of any Award under the Plan and the issuance of any Common Shares in connection with the issuance, exercise, vesting or settlement of any Award under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Common Shares issuable pursuant to those Awards.
(b)    No Common Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, and all applicable listing requirements of any Stock Exchange on which the Common Shares are then listed for trading.
3.10    NO EMPLOYMENT/SERVICE RIGHTS
Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.
3.11    RECOUPMENT
Participants shall be subject to any clawback, recoupment or other similar policy adopted by the Board as in effect (and as modified) from time to time and Awards and any cash, Common Shares or other property or amounts due, paid or issued to a Participant shall be subject to the terms of such policy, as in effect (and as modified) from time to time.
APPENDIX

The following definitions shall be in effect under the Plan:
(a)    Award shall mean any of the following awards authorized for issuance or grant under the Plan: options, share appreciation rights, share awards, restricted share units, dividend equivalents and other share-based awards.
(b)    Award Agreement shall mean the written agreement(s) between the Company and the Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time.
(c)    Board shall mean the Company’s Board of Directors.
(d)    Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
(i)    Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
(ii)    In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Company effected through any of the following transactions:
(A)    a merger, consolidation or other reorganization approved by the Company’s shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction,
(B)    a shareholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets,
(C)    the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders, or
(D)    a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period (“Incumbent Directors”) or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Incumbent Directors who were still in office at the time the Board approved such election or nomination; provided that any individual who becomes a Board member subsequent to the beginning of such period and whose election or nomination was approved by two-thirds of the Board members then comprising the Incumbent Directors will be considered an Incumbent Director.
(e)    Code shall mean the U.S. Internal Revenue Code of 1986, as amended.
(f)    Common Share shall mean the Company’s Common Share.
(g)    Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members, each of whom is intended to qualify as a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) and an “independent director” under the rules of any securities exchange or automated quotation system on which the Common Shares are then listed, quoted or traded; provided that any action taken by the Compensation Committee shall be valid and effective, whether or not one or more members of the Compensation Committee at the time of such action is later determined not to have satisfied the requirements for membership set forth in this definition or otherwise provided in the charter of the Compensation Committee.
(h)    Company shall mean Alpha and Omega Semiconductor Limited, a company incorporated and existing under the laws of the Islands of Bermuda, and any successor to all or substantially all of the assets or voting stock of Alpha and Omega Semiconductor Limited.
(i)    Employee shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
(j)    Exercise Date shall mean the date on which the Company shall have received written notice of the option exercise.
(k)    Fair Market Value per Common Share on any relevant date shall be determined in accordance with the following provisions:
(i)    If the Common Shares are at the time traded on a Stock Exchange, then the Fair Market Value shall be the closing selling price per Common Share at the close of regular hours trading (i.e., before after-hours trading begins) on date in question on the Stock Exchange serving as the primary market for the Common Shares, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Shares are then primarily traded. If there is no closing selling price for the Common Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)    If the Common Shares are at the time quoted on a national or regional securities exchange or market system (including over-the-counter markets and the Nasdaq Capital Market) determined by the Plan Administrator to be the primary market for the Common Shares, then the Fair Market Value shall be the closing selling price per Common Share on the date in question, as such price is officially reported by such exchange or market system. If there is no closing selling price for the Common Shares on the date in question, then the Fair Market Value shall be the closing selling price of a Common Share on the last preceding date for which such quotation exists.
(l)    Family Member shall mean, with respect to a particular Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.
(m)    Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
(i)    Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
(ii)    In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual’s voluntary resignation following one or more of the following without the individual's consent; (A) a change in his or her position with the Company (or any Parent or Subsidiary) which materially reduces his or her duties, responsibilities or authority, (B) a material diminution in the duties, responsibilities or authority of the person to whom such individual reports, (C) a material reduction in such individual’s level of base compensation, or (D) a material relocation of such individual’s place of employment, provided, however, that a resignation for Good Reason may be effected only after (i) the individual provides written notice to the Company of the event or transaction constituting grounds for such resignation within sixty (60) days after the occurrence of that event or transaction, (ii) the Company fails to take the requisite remedial action with respect to such event or transaction within thirty (30) days after receipt of such notice, and (iii) the individual resigns within thirty (30) days after the expiration of the Company’s cure period set forth in subsection (ii).
(n)    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
(o)    Involuntary Termination shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
(i)    Involuntary Termination shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

(ii)    In the absence of any other Involuntary Termination definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Involuntary Termination shall mean such individual’s involuntary dismissal or discharge by the Company (or any Parent or Subsidiary) for reasons other than Misconduct, or such individual’s voluntary resignation for Good Reason.
(p)    Misconduct shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
(i)    Misconduct shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
(ii)    In the absence of any other Misconduct definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Parent or Subsidiary) to discharge or dismiss any Participant or other person in the Service of the Company (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.
(q)    1934 Act shall mean the U.S. Securities Exchange Act of 1934, as amended.
(r)    Non-Employee Director shall mean a non-employee member of the Board.
(s)    Non-Statutory Option shall mean an option not an Incentive Option.
(t)    Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(u)    Participant shall mean any person who is granted an Award under the Plan.
(v)    Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) cash flow; (ii) earnings (including earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for share-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) share price; (vi) return on equity or average shareholder equity; (vii) total shareholder return or growth in total shareholder return either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, required rate of return on capital or return on invested capital; (xi) revenue, growth in revenue or return on sales; (xii) income or net income; (xiii) operating income, net operating income or net operating income after tax; (xiv) profit, operating profit or net operating profit; (xv) operating margin or gross margin; (xvi) return on operating revenue or return on operating profit; (xvii) sales or bookings targets; (xviii) billings; (xix) expense or expense control and/or cost reductions; (xx) capital expenditure; (xxi) improvement in or attainment of working capital levels; (xxii) market share or penetration; (xxiii) debt reduction or debt levels (xxiv) project and product measures; (xxv) operation performance; (xxvi) systems and systems improvement; (xxvii) manufacturing; (xxviii) manufacturing efficiencies, improvement or variances; (xxix) delivery performance; (xxx) product and technology development; (xxxi) manufacturing and operational achievements; (xxxii) capacity utilization or milestones; (xxxiii) environmental goals or management; (xxxiv) market capitalization, (xxxv) application approvals, (xxxvi) litigation and regulatory resolution goals, (xxxvii) implementation, completion or attainment of key projects, (xxviii) product sales or milestones, (xxxix) budget comparisons, (xl) growth in shareholder value relative to the growth of a peer group or index; (xli) development and implementation of strategic plans and/or organizational restructuring goals; (xlii) development and implementation of risk and crisis management programs; (xli) improvement in workforce diversity; (xlii) compliance requirements and compliance relief; (xliii) productivity goals; (xliv) workforce management and succession planning goals; (xlv) economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); (xlvi) contract win, renewal or extension; (xlvii) design win; (xlviii) delivery and/or design schedule; (xlix) development or milestones in new generation of products or technologies; (l) product technology or quality; (li) leadership metrics; recruiting and maintaining personnel, employee retention, measures of  customer satisfaction, employee satisfaction or staff development; (li) development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; (lii) merger and acquisitions; and (liii) other similar criteria consistent with the foregoing. In addition, such performance criteria may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company’s business units or divisions or any Parent or Subsidiary. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or non-GAAP measures, in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance goal may be structured at the time of the

Award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) the operations of any business acquired by the Company; (F) the divestiture of one or more business operations or the assets thereof; (G) the effects of any corporate transaction, such as a merger, consolidation, separation (including spin-off or other distributions of stock or property by the Company) or reorganization; (H) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events; (I) acquisitions or divestitures; (J) change in the corporate structure or capital structure of the Company; (K) an event either not directly related to the operations of the Company, Parent, Subsidiary, division, business segment or business unit or not within the reasonable control of management; (L) foreign exchange gains and losses; (M) a change in the fiscal year of the Company; (N) the refinancing or repurchase of bank loans or debt securities; (O) unbudgeted capital expenditures; (P) the issuance or repurchase of equity securities and other changes in the number of outstanding shares; (Q) conversion of some or all of convertible securities to common stock; (R) any business interruption event; (S) the cumulative effects of tax or accounting changes in accordance with GAAP; (T) the effect of changes in other laws or regulatory rules affecting reported results; and (U) any other adjustment consistent with the operation of the Plan.
(w)    Plan shall mean the Company’s 2018 Equity Omnibus Plan, as set forth in this document.
(x)    Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board, the Secondary Board Committee or any delegate of the Board or the Compensation Committee authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity or delegate is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.
(y)    Plan Effective Date shall mean November 8, 2018, the date upon which the Plan was approved by the shareholders.
(z)    Predecessor Plan shall mean the Company’s 2009 Share Option/Share Issuance Plan.
(aa)    Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.
(bb)    Section 16 Insider shall mean an officer or director of the Company as defined under Section 16 of the 1934 Act.

(cc)    Service shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
(i)    Service shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
(ii)    In the absence of any other definition of Service in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Service shall mean the performance of services for the Company (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a Non-Employee Director or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or share issuance. For purposes of this particular definition of Service, a Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Company or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Participant may subsequently continue to perform services for that entity.
(iii)    Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Participant’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Participant is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Company’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.
(dd)    Stand-alone Rights shall have the meaning set forth in Section 2.2.
(ee)    Stock Exchange shall mean the American Stock Exchange, the NASDAQ Capital Market, NASDAQ Global or Global Select Market or the New York Stock Exchange.
(ff)    Subsidiary shall mean any corporation, association, or other business entity, including a joint venture (in all cases other than the Company) in an unbroken chain of corporations (or other associations or other entities) beginning with the Company, provided each corporation (or other association or entity) (other than the last corporation, association or entity) in the unbroken chain owns, at the time of the determination, any interest in one of the other corporations (or association or entity) in such chain, unless otherwise provided in the Award Agreement. Notwithstanding the foregoing, with respect to any Incentive Option, “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(gg)    Tandem Rights shall have the meaning set forth in Section 2.2.
(hh)    10% Shareholder shall mean the owner of shares (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company (or any Parent or Subsidiary).
(ii)    Withholding Taxes shall mean the income tax, employment tax, social insurance, payroll tax, contributions, payment on account obligations or other amounts required to be collected, withheld or accounted for in connection with the exercise, issuance, vesting or settlement of an Award.